                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K
                                 Current Report


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 30, 1999



                                THE GEON COMPANY
             (Exact name of Registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


       1-11804                                           34-1730488
(Commission file number)                    (I.R.S. Employer Identification No.)


                 One Geon Center Avon Lake, Ohio          44012
               -------------------------------------------------
              (Address of principal executive offices ) (Zip Code)


                                 (440) 930-1001
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

On April 30, 1999, The Geon Company (Geon or the Company) formed two partnerships (Partnerships) with Occidental Chemical Corporation (OxyChem), named Oxy Vinyls, LP (OxyVinyls or PVC Partnership) and PVC Powder Blends, LP (PVC Powder Blends or Compounding Partnership). OxyVinyls is owned 24% by Geon and 76% by OxyChem. The partnership combines the polyvinyl chloride (PVC) resin and vinyl chloride monomer (VCM) businesses and related operations of both companies, and also includes OxyChem's Houston Chlor-Alkali complex. OxyVinyls will be North America's largest and the world's third largest PVC producer. PVC Powder Blends is owned 90% by Geon and 10% by OxyChem. The Compounding Partnership will manufacture dry-blend compounds.

In conjunction with the formation of the Partnerships Geon realized approximately $104 million in cash and working capital retention and transferred $189 million of debt obligations to OxyVinyls, and OxyChem transferred its PVC flexible film and specialty pellet compound businesses located in Burlington, New Jersey and Pasadena, Texas to the Company (Related Transactions).

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (a) Audited Combined Financial Statements of the OxyChem Transferred Businesses

                      Report of Independent Public Accountants

                      Combined Balance Sheets as of December 31, 1998 and 1997

                      Combined Statements of Operations and Invested Capital for the years ended December 31, 1998, 1997 and 1996

                      Combined Statements of Cash Flows for the years ended December 31, 1998, 1997 and 1996

                      Notes to Combined Financial Statements

           (b) Unaudited Pro Forma Condensed Consolidated Financial Statements of The Geon Company

                      Introduction

                      Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1998

                      Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1998

                      Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 1998

                      Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 1998

EXHIBITS
10.1     Master Transaction Agreement *
10.2     Limited Partnership Agreement of Oxy Vinyls, LP
10.3     Asset Contribution Agreement - PVC Partnership (Geon)
10.4     Parent Agreement (Oxy Vinyls, LP)
10.5     Parent Agreement (PVC Powder Blends, LP) and Business Opportunity
           Agreement
23       Consent of Independent Public Accountants
99       Press Release

* Incorporated by reference to the corresponding Exhibit filed with the registrant's Special Meeting Proxy Statement dated March 29, 1999.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE GEON COMPANY
                                              (Registrant)


                                            By: \S\GREGORY L. RUTMAN
                                                -------------------------------
                                                Gregory L. Rutman
                                                Secretary


Dated  May 13, 1999

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors,
Occidental Chemical Corporation:

We have audited the accompanying combined balance sheets of the OxyChem Transferred Businesses, as defined in Note 1, as of December 31, 1998 and 1997, and the related combined statements of operations and invested capital and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of Occidental Chemical Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the OxyChem Transferred Businesses as of December 31, 1998 and 1997, and the related combined statements of operations and invested capital and cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


                                         Arthur Andersen LLP

Dallas, Texas,
April 30, 1999

                         OXYCHEM TRANSFERRED BUSINESSES

                             COMBINED BALANCE SHEETS

                           December 31, 1998 and 1997

                             (Amounts in thousands)


                                                      1998         1997
                                                    --------     --------
CURRENT ASSETS:
         Cash                                       $     18     $     18
         Trade receivables                            13,574       26,903
         Other receivables                            18,064          487
         Inventories                                  69,973       76,019
         Prepaid expenses                              4,101        2,691
                                                    --------     --------
                  Total current assets               105,730      106,118

EQUITY INVESTMENT                                       --          9,300

PROPERTY, PLANT AND EQUIPMENT, net                   623,831      606,199

OTHER ASSETS                                          17,684       12,949
                                                    --------     --------
         TOTAL ASSETS                               $747,245     $734,566
                                                    ========     ========
CURRENT LIABILITIES:
         Current maturities of long-term debt       $    209     $    209
         Accounts payable                             58,960       52,588
         Accrued liabilities                          30,281       27,233
                                                    --------     --------
                  Total current liabilities           89,450       80,030

EQUITY INVESTMENT                                     25,632         --

LONG-TERM DEBT, net of unamortized discount
         and current maturities                       21,968       21,997

DEFERRED CREDITS AND OTHER LIABILITIES                33,855       33,486

INVESTED CAPITAL                                     576,340      599,053
                                                    --------     --------
         TOTAL LIABILITIES AND INVESTED CAPITAL     $747,245     $734,566
                                                    ========     ========


The accompanying notes are an integral part of these combined financial statements.

                         OXYCHEM TRANSFERRED BUSINESSES

             COMBINED STATEMENTS OF OPERATIONS AND INVESTED CAPITAL

              For the years ended December 31, 1998, 1997 and 1996

                             (Amounts in thousands)


                                                       1998           1997           1996
                                                     ---------      ---------      ---------
NET SALES                                            $ 839,805      $ 993,612      $ 956,911

OPERATING COSTS AND EXPENSES:
         Costs of sales                               (711,002)      (817,918)      (752,738)
         Selling, general and administrative and
                  other operating expenses             (45,670)       (84,199)       (49,559)
         Loss from equity investments                  (35,347)       (22,267)        (7,586)
                                                     ---------      ---------      ---------
OPERATING INCOME                                        47,786         69,228        147,028

         Interest expense                               (1,807)        (1,821)        (1,841)
         Other expense, net                             (4,772)        (3,912)        (3,166)
                                                     ---------      ---------      ---------
INCOME BEFORE TAXES                                     41,207         63,495        142,021

         Provision for income taxes                    (17,391)       (24,796)       (55,502)
                                                     ---------      ---------      ---------
NET INCOME                                              23,816         38,699         86,519

MINIMUM PENSION LIABILITY ADJUSTMENT                      --             --              222
                                                     ---------      ---------      ---------
COMPREHENSIVE INCOME                                    23,816         38,699         86,741

INCREASE (DECREASE) IN INVESTED CAPITAL                (46,529)         5,945        (43,778)

INVESTED CAPITAL, beginning of year                    599,053        554,409        511,446
                                                     ---------      ---------      ---------
INVESTED CAPITAL, end of year                        $ 576,340      $ 599,053      $ 554,409
                                                     =========      =========      =========


The accompanying notes are an integral part of these combined financial statements.

                         OXYCHEM TRANSFERRED BUSINESSES

                        COMBINED STATEMENTS OF CASH FLOWS

              For the years ended December 31, 1998, 1997 and 1996

                             (Amounts in thousands)


                                                                                1998           1997           1996
                                                                                ----           ----           ----
CASH FLOW FROM OPERATING ACTIVITIES:
       Net income                                                          $  23,816      $  38,699      $  86,519
       Adjustments to reconcile net income to net cash
         provided by operating activities:
              Depreciation and amortization of assets                         43,087         34,498         29,878
              Unfunded losses from equity investee                            35,347         22,267          7,586
              Reserve for asset impairment                                      --           32,800           --
              Other noncash charges to income                                  4,937         10,626          3,452
       Changes in operating assets and liabilities:
              Decrease (increase) in receivables                              (4,248)        (8,235)        16,619
              Decrease (increase) in inventories                               6,046         (4,275)           980
              Decrease (increase) in prepaid expenses                         (1,410)        (1,812)         1,177
              Increase (decrease) in accounts payable
                  and accrued liabilities                                      9,414         (3,570)         3,174
       Other operating, net                                                   (8,827)        (3,972)        (3,350)
                                                                           ---------      ---------      ---------
Net cash provided by operating activities                                    108,162        117,026        146,035

CASH FLOW FROM INVESTING ACTIVITIES:
       Capital expenditures                                                  (61,364)      (122,711)      (102,011)
                                                                           ---------      ---------      ---------
Net cash used by investing activities                                        (61,364)      (122,711)      (102,011)

CASH FLOW FROM FINANCING ACTIVITIES:
       Principal payments on long-term debt and
         capital lease liability                                                (269)          (263)          (243)
       Increase (decrease) in invested capital                               (46,529)         5,945        (43,778)
                                                                           ---------      ---------      ---------
Net cash provided (used) by financing activities                             (46,798)         5,682        (44,021)
                                                                           ---------      ---------      ---------
Change in cash                                                                  --               (3)             3

Cash - beginning of period                                                        18             21             18
                                                                           ---------      ---------      ---------
Cash - end of period                                                       $      18      $      18      $      21
                                                                           =========      =========      =========


The accompanying notes are an integral part of these combined financial statements.

                         OXYCHEM TRANSFERRED BUSINESSES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996



(1)      BASIS OF PRESENTATION AND DESCRIPTION OF THE TRANSFERRED BUSINESSES -

         On June 24, 1998, Occidental Chemical Corporation (together with its wholly-owned subsidiaries, "OxyChem") signed a letter of intent with The Geon Company (together with its wholly-owned subsidiaries, "Geon") to effect, among other things, the proposed formation by Geon and OxyChem of two separate limited partnerships, focusing on the suspension/mass polyvinyl chloride ("PVC") and vinyl chloride monomer ("VCM") businesses, together with OxyChem's Houston Chlor-Alkali Complex and the powder/dry blend compound business, respectively, and the transfer of a compound and flexible film plant and a pellet compound business by OxyChem to Geon, as well as certain related supply arrangements. The formation of each entity will involve the contribution by both Geon and OxyChem of such assets, together with certain related assets and liabilities as well as the transfer of related employees. All of the foregoing transactions shall be referred to collectively hereinafter as the "Proposed Transactions."

         OxyChem's transfers to the Proposed Transactions include the following:

         1. OxyChem and Geon will form a limited partnership (the "PVC Partnership") to which OxyChem will contribute its PVC and VCM facilities in Pasadena, Texas, and Deer Park, Texas, as well as a fifty percent investment interest in OxyMar, a partnership which manufactures VCM at its plant in Ingleside, Texas. OxyMar is owned by an OxyChem affiliate, Oxy VCM, Inc. Additionally, OxyChem will contribute its Houston Chlor-Alkali Complex facilities to the PVC Partnership.

         2. OxyChem and Geon will also form a limited partnership (the "Compounding Partnership") to which OxyChem will contribute its powder compound business and related assets at its Pasadena, Texas, facility.

         3. OxyChem's specialty cube or pellet compound business being constructed and installed at its Pasadena, Texas, plant ("Pasadena Subject Business"), and its Burlington, New Jersey, plant, which manufactures flexible film and compound (the "Burlington Plant"), will be conveyed to Geon.

         In return for the contributions and transfers of assets mentioned above, OxyChem will acquire a 76% controlling interest in the PVC Partnership and a 10% non-controlling interest in the Compounding Partnership. Under the Proposed Transactions, the PVC Partnership and the Compounding Partnership will also assume certain liabilities of OxyChem.

         The accompanying combined financial statements include the assets and liabilities and results of operations of OxyChem's contributions to the PVC Partnership and the Compounding Partnership as well as the Pasadena Subject Business, the Burlington Plant and Oxy VCM, Inc. (collectively, the "OxyChem Transferred Businesses"). The OxyChem Transferred Businesses are represented by OxyChem and Oxy VCM, Inc., which are indirect subsidiaries of Occidental Chemical Holding Corporation ("OCHC"). OCHC is an indirect subsidiary of Occidental Petroleum Corporation ("OPC"). Certain amounts in the accompanying combined financial statements have been allocated in a consistent manner in order to depict the financial position, results of operations and cash flows of the OxyChem Transferred Businesses on a stand alone basis. OxyChem's management believes these allocations are reasonable. Consequently, the financial position, results of operations, and cash flows may not be indicative of what would have been reported if the OxyChem Transferred Businesses had been one or more separate, stand-alone entities or had been operated as a part of the Proposed Transactions during the periods presented.

                         OXYCHEM TRANSFERRED BUSINESSES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996


(1) BASIS OF PRESENTATION AND DESCRIPTION OF THE TRANSFERRED BUSINESSES - (continued)

         Certain assets and liabilities of the OxyChem Transferred Businesses will be retained by OPC or OxyChem after closing of the Proposed Transactions. The retained assets and liabilities include certain trade receivables and finished goods inventory, long-term debt, property tax, and other liabilities. The amount of assets and liabilities that would have been retained was approximately $7 million and $47 million, respectively, at December 31, 1998.

         The OxyChem Transferred Businesses operate as OxyChem and enter into operating and sales contracts administered by OxyChem. These include national sales agreements as well as purchase and energy agreements.


(2)      SIGNIFICANT ACCOUNTING POLICIES -

     Principles of combination  -

         The combined financial statements include the assets and liabilities and results of operations of the OxyChem Transferred Businesses. All material intercompany accounts and transactions between the OxyChem Transferred Businesses have been eliminated.

     Risks and uncertainties -

         The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts, generally not by material amounts. OxyChem's management believes that these estimates and assumptions, as well as any allocations, provide a reasonable basis for the fair presentation of the OxyChem Transferred Businesses' combined financial position and results of operations.

         Since the OxyChem Transferred Businesses' major products are commodities, significant changes in the prices of chemical products could have a significant impact on the OxyChem Transferred Businesses' results of operations for any particular period.

     Revenue recognition  -

         Revenue from product sales is recognized upon shipment of product to the customer.

     Environmental liabilities and costs -

         Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Reserves for estimated costs that relate to existing conditions caused by past operations and that do not contribute to current or future revenue generation are recorded when environmental remedial efforts are probable and the costs can be reasonably estimated. In determining the reserves, OPC uses the most current information available, including similar past experiences, available technology, regulations in effect, the timing of remediation and cost-sharing arrangements. The environmental reserves are based on management's estimate of the most likely cost to be incurred and are reviewed periodically and adjusted as additional or new information becomes available.

                         OXYCHEM TRANSFERRED BUSINESSES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996


(2)      SIGNIFICANT ACCOUNTING POLICIES - (continued)

     Equity investment  -

         The OxyChem Transferred Businesses' fifty percent interest in OxyMar is accounted for on the equity method. At December 31, 1998 and 1997, the historical underlying equity in net assets of OxyMar exceeded the OxyChem Transferred Businesses' investment in OxyMar by $8.3 million and $8.8 million, respectively. The investment deficiency is being amortized on a straight-line basis into income over 25 years. The following table presents summarized financial information of OxyMar as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996 (in thousands).

                                               1998                  1997                1996
                                               ----                  ----                ----
         Net sales                        $   257,344           $   334,983           $ 273,651
         Costs and expenses                   328,906               380,373             289,691
                                          -----------           -----------           ---------
         Net loss                         $   (71,562)          $   (45,390)          $ (16,040)
                                          ===========           ===========           =========

         Current assets                   $    35,055           $    49,874
         Noncurrent assets                $   393,113           $   414,331
         Current liabilities              $    78,362           $    52,653
         Noncurrent liabilities           $   384,378           $   375,342
         Partners' equity                 $   (34,572)          $    36,210

         As of December 31, 1998, OPC unconditionally provides guarantees of $192.5 million of the OxyMar partnership obligations, which includes bonds and a revolving credit line.

     Income taxes -

         The OxyChem Transferred Businesses have been included in the consolidated U.S. federal income tax return and in certain unitary state income tax returns of OPC. A portion of the income tax provision for these returns is allocated to the OxyChem Transferred Businesses on the basis of a tax sharing arrangement with OPC using net income determined on a separate tax return basis. Income tax provisions under the tax sharing arrangement are calculated using the applicable U.S. federal statutory rate and a unitary state effective rate (based on unitary state income taxes incurred by OPC and subsidiaries).

         The OxyChem Transferred Businesses also record state income tax provisions for operations required to be reported in separate tax returns. The difference between the provision for income taxes at the U.S. federal statutory rate and the effective tax rate is primarily due to state income taxes. Liabilities for current and/or deferred income taxes have been and remain the responsibility of OPC and, accordingly, have been included in the Combined Balance Sheets as invested capital.

     Fair value of financial instruments -

         The fair value of on-balance sheet financial instruments approximates carrying value.

                         OXYCHEM TRANSFERRED BUSINESSES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996


(2)      SIGNIFICANT ACCOUNTING POLICIES - (continued)

     Asset impairment  -

         During 1997, OxyChem decided to sell the Burlington Plant after determining it to be a non-strategic asset. OxyChem estimated its fair value based on discussions with prospective buyers adjusted for selling costs. OxyChem reduced its carrying value by $32.8 million to record the assets held for sale at fair value. The charge for this write-down is included in selling, general and administrative and other operating expenses in the accompanying Combined Statement of Operations and Invested Capital. Management believes there will be no additional write-down resulting from the sale of the Burlington Plant to Geon.


(3)      RECEIVABLES -

         As of December 31, 1998 and 1997, the OxyChem Transferred Businesses transferred, with limited recourse, to an OPC affiliate certain trade receivables under a revolving sale program in connection with the ultimate sale for cash of an undivided ownership interest in such receivables by the affiliate. The net receivables transferred amounted to approximately $98 million and $85 million as of December 31, 1998 and 1997, respectively. The OxyChem Transferred Businesses transferred the receivables to the affiliate in a noncash transaction that was reflected as a reduction in invested capital. OPC retained collection responsibility with respect to the receivables sold. An interest in newly created receivables is transferred monthly, net of collections made from customers. Fees related to the sales of receivables under this program, which are allocated from OPC to the OxyChem Transferred Businesses, were $4.8 million, $3.9 million and $3.2 million for 1998, 1997 and 1996, respectively, and are included in other expense, net.


(4)      INVENTORIES -

         Inventories are valued at the lower of cost or market. The last-in, first-out (LIFO) cost method was used in determining the costs of raw materials and finished goods. Materials and supplies inventories were determined using the weighted-average-cost method. Inventories consisted of the following as of December 31 (in thousands):

                                                                  1998                   1997
                                                                  ----                   ----
         Raw materials                                      $    12,135           $    15,667
         Materials and supplies                                  17,687                16,153
         Finished goods                                          38,428                48,073
                                                            -----------           -----------
                                                                 68,250                79,893
         LIFO/lower of cost or market reserve                     1,723                (3,874)
                                                            -----------           -----------
         Inventories at lower of cost or market             $    69,973           $    76,019
                                                            ===========           ===========

                         OXYCHEM TRANSFERRED BUSINESSES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996


(5)      PROPERTY, PLANT AND EQUIPMENT -

         Property additions and major renewals and improvements are capitalized at cost. Depreciation is primarily provided using the units-of-production method based on estimated total productive life.

         Interest costs incurred in connection with major capital expenditures which extend longer than one year are capitalized and amortized over the lives of the related assets. Capitalized interest is calculated based on the average borrowing rate of OPC and allocated to the OxyChem Transferred Businesses. Interest allocated and capitalized was approximately $1 million, $6 million and $2 million for the years ended December 31, 1998, 1997 and 1996, respectively.

         Property, plant and equipment consists of the following as of December 31 (in thousands):

                                                                   1998                  1997
                                                                   ----                  ----
         Land and land improvements                         $    21,133           $    19,272
         Buildings                                               49,784                46,034
         Machinery and equipment                                791,120               665,001
         Construction in progress                                88,107               169,877
                                                            -----------           -----------
                                                                950,144               900,184
         Accumulated depreciation                              (326,313)             (293,985)
                                                            -----------           -----------
         Property, plant and equipment, net                 $   623,831           $   606,199
                                                            ===========           ===========


(6)      OTHER ASSETS -

         Other assets, net of any accumulated amortization, consist of the following as of December 31 (in thousands):

                                                                   1998                  1997
                                                                   ----                  ----
         Deferred start-up costs                            $     4,052           $     3,710
         Asbestos and lead abatement                              6,572                 6,197
         Other                                                    7,060                 3,042
                                                            -----------           -----------
                                                            $    17,684           $    12,949
                                                            ===========           ===========

         Deferred start-up costs are amortized over a period of 10 years. Other amortizable assets are written off to income over the estimated periods to be benefited.

         In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" (SOP 98-5), which requires that costs of start-up activities, including organizational costs, be expensed as incurred. The initial application of the statement will result in a charge to income for any costs of start-up activities that have not yet been fully amortized. OPC will implement SOP 98-5 effective January 1, 1999.

                         OXYCHEM TRANSFERRED BUSINESSES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996


(7)      ACCRUED LIABILITIES -

         Accrued liabilities consist of the following as of December 31 (in thousands):

                                                                   1998                  1997
                                                                   ----                  ----
         Turnaround maintenance                             $    11,758           $     7,307
         Property taxes                                          14,355                13,052
         Other                                                    4,168                 6,874
                                                            -----------           -----------
                                                            $    30,281           $    27,233
                                                            ===========           ===========

         Maintenance turnarounds are generally performed every 2 to 5 years. OxyChem utilizes an accrual methodology under which it estimates the projected cost of a turnaround and accrues the cost equally over the years between turnarounds. Turnaround costs charged to operations for the years ended December 31, 1998, 1997 and 1996 were $7.7 million, $8.0 million, and $7.3 million, respectively.


(8)      LONG-TERM DEBT -

         Long-term debt, including current maturities, at December 31 consisted of the following (in thousands):

                                                                   1998                  1997
                                                                   ----                  ----
         Pollution control and solid waste disposal
             revenue bonds, 6 to 7%, due through 2020       $    23,875           $    24,084
         Unamortized discount                                    (1,698)               (1,878)
                                                            -----------           -----------
                                                            $    22,177           $    22,206
                                                            ===========           ===========

         Minimum principal payments on long-term debt subsequent to 1998 are as follows (in thousands):

                 1999                     $      209
                 2000                            218
                 2001                            218
                 2002                            218
                 2003                            237
                 Thereafter                   22,775
                                          ----------
                                          $   23,875
                                          ==========

         Unamortized discount is being amortized to interest expense over the lives of the related issues.

         Certain of the pollution control revenue bonds are secured by the equipment purchased with the proceeds of the bond financing.

         At December 31, 1998, $8 million of the long-term debt was guaranteed by OPC.

                         OXYCHEM TRANSFERRED BUSINESSES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996


(9)      RETIREMENT PLANS AND POSTRETIREMENT BENEFITS -

         Effective January 1, 1998, OPC adopted the provisions of SFAS No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits." This statement standardized the disclosure requirements for pensions and other postretirement benefits and amends SFAS No. 87 "Employers' Accounting for Pensions," SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans" and SFAS No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions". The provisions of SFAS No. 132 are disclosure oriented and do not change the measurement or recognition of the plans. Accordingly, the implementation of SFAS No. 132 did not have an impact on the OxyChem Transferred Businesses' combined financial position or results of operations. The prior disclosures for 1997 have been changed to conform to the new disclosure requirements.

         The OxyChem Transferred Businesses participate in various defined contribution retirement plans sponsored by OPC for its salaried, domestic union and nonunion hourly, and certain foreign national employees that provide for periodic contributions by the OxyChem Transferred Businesses based on plan-specific criteria, such as base pay, age level, and/or employee contributions. The OxyChem Transferred Businesses contributed and expensed approximately $5 million under the provisions of these plans in each of the years 1998, 1997 and 1996.

         OPC provides medical and dental benefits and life insurance coverage for certain active, retired and disabled employees and their eligible dependents. Beginning in 1993, certain salaried participants pay for all medical cost increases in excess of increases in the consumer Price Index (CPI). The benefits generally are funded by OPC as the benefits are paid during the year. The cost of providing these benefits is based on claims filed and insurance premiums paid for the period.

         The OxyChem Transferred Businesses' retirement and postretirement defined benefit plans are accrued based on various assumptions and discount rates, as described below. The actuarial assumptions used could change in the near term as a result of changes in expected future trends and other factors which, depending on the nature of the changes, could cause increases or decreases in the liabilities accrued.

     Retirement plans  -

         Pension costs for the OxyChem Transferred Businesses' defined benefit pension plans, determined by independent actuarial valuations, are generally funded by payments to trust funds, which are administered by independent trustees. The following table sets forth the components of the net periodic benefit costs for the OxyChem Transferred Businesses' defined benefit pension plans for the years ended December 31 (in thousands):

                                                                   1998             1997             1996
                                                                   ----             ----             ----
         Service cost - benefits earned during the period     $     426         $    435         $     427
         Interest cost on projected benefit obligation            1,024              981               901
         Expected return on plan assets                          (1,233)          (1,031)             (924)
         Net amortization and deferral                              (30)             (21)              (21)
                                                              ---------         --------         ---------
         Net periodic benefit cost                            $     187         $    364         $     383
                                                              =========         ========         =========


         In 1996, the OxyChem Transferred Businesses recorded adjustments to invested capital of $222,000 to reflect the net-of-tax difference between the additional liability required under pension accounting provisions and the corresponding intangible asset.

                         OXYCHEM TRANSFERRED BUSINESSES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996


(9)      RETIREMENT PLANS AND POSTRETIREMENT BENEFITS - (continued)

     Retirement plans - (continued)

         The following table sets forth the reconciliation of the beginning and ending balances of the benefit obligation for the OxyChem Transferred Businesses' defined pension plans (in thousands):

                                                                                  1998              1997
                                                                                  ----              ----
         Changes in benefit obligation:
              Benefit obligation - beginning of year                       $    14,246       $    13,100
              Service cost - benefits earned during the period                     426               435
              Interest cost on projected benefit obligation                      1,024               981
              Actual loss                                                          649               220
              Benefits paid                                                       (540)             (490)
                                                                           -----------       -----------
              Benefit obligation - end of year                             $    15,805       $    14,246
                                                                           ===========       ===========

         The following table sets forth the reconciliation of the beginning and ending balances of the fair value of plan assets for OxyChem Transferred Businesses' defined benefit pension plans (in thousands):

                                                                                  1998              1997
                                                                                  ----              ----
         Changes in plan assets:
              Fair value of plan assets - beginning of year                $    15,556       $    13,396
              Actual return on plan assets                                       2,045             2,575
              Employer contribution                                                452                75
              Benefits paid                                                       (540)             (490)
                                                                           -----------       -----------
              Fair value of plan assets - end of year                      $    17,513       $    15,556
                                                                           ===========       ===========

         The weighted average discount rate used in determining the actuarial present value of the projected benefit obligations was 7 percent in 1998 and 7.5 percent in 1997. The weighted average rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligations was approximately 5 percent in both 1998 and 1997. The expected weighted average long-term rate of return on assets was 8 percent in both 1998 and 1997.

         The following table sets forth the funded status and amounts recognized in the OxyChem Transferred Businesses' combined balance sheets for the defined pension plans at December 31 (in thousands):

                                                                            1998                      1997
                                                                            ----                      ----
         Funded status                                            $        1,708             $       1,309
         Unrecognized net transition obligation                              (62)                      (83)
         Unrecognized prior service cost                                       1                         1
         Unrecognized net gain                                            (1,483)                   (1,328)
                                                                  --------------             -------------
         Net amount recognized                                    $          164             $        (101)
                                                                  ==============             =============

         Prepaid benefit cost                                     $          164             $           -
         Accrued benefit liability                                             -                      (101)
                                                                  --------------             -------------
         Net amount recognized                                    $          164             $        (101)
                                                                  ==============             =============

                         OXYCHEM TRANSFERRED BUSINESSES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996



(9)      RETIREMENT PLANS AND POSTRETIREMENT BENEFITS - (continued)

     Postretirement benefits -

         To reflect the OxyChem Transferred Businesses' participation in the OPC plan, the net periodic postretirement benefit costs and the postretirement benefit obligations are based on an allocation of the OPC actuarial study using participant counts and demographic information for the OxyChem Transferred Businesses for each of the years presented in the tables below. This allocation excludes amounts attributable to salaried retirees and surviving spouses because nonunion retiree information is not maintained for such participants by plant location.

         The postretirement benefit obligation as of December 31, 1998 and 1997 was determined by application of the terms of medical and dental benefits and life insurance coverage, including the effect of established maximums on covered costs, together with relevant actuarial assumptions and health care cost trend rates projected at a CPI increase of 2.5 percent and 3 percent as of December 31, 1998 and 1997, respectively (beginning in 1993, participants other than certain union employees pay for all medical cost increases in excess of increases in the CPI). For certain union employees, the health care cost trend rates were projected at annual rates ranging ratably from 8 percent in 1998 to 5 percent through the year 2004 and level thereafter. A one percent increase or a one percent decrease in these assumed health care cost trend rates would result in an increase of $1 million or a reduction of $1 million, respectively, in the postretirement benefit obligation as of December 31, 1998. The annual service and interest costs would not be materially affected by these changes. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7 percent in 1998 and 7.5 percent in 1997. The plans are unfunded.

         The following table sets forth the components of the allocated net periodic benefit costs for the OxyChem Transferred Businesses' defined postretirement benefit plans for the years ended December 31 (in thousands):

                                                                   1998             1997              1996
                                                                   ----             ----              ----
         Service cost - benefits earned during the period     $     403         $    428         $     443
         Interest cost on accumulated benefit obligation          1,351            1,306             1,322
         Net amortization and deferral                              (83)               -                 -
                                                              ---------           ------         ---------
         Allocated net periodic benefit cost                  $   1,671         $  1,734         $   1,765
                                                              =========         ========         =========

         The following table sets forth the reconciliation of the beginning and ending balances of the allocated benefit obligation for the OxyChem Transferred Businesses' defined postretirement benefit plans (in thousands):

                                                                                 1998               1997
                                                                                 ----               ----
         Changes in allocated benefit obligation:
              Allocated benefit obligation - beginning of year             $    18,177       $    18,086
              Service cost - benefits earned during the period                     403               428
              Interest cost on projected benefit obligation                      1,351             1,306
              Actual (gain) loss                                                   991              (884)
              Benefits paid                                                       (697)             (759)
                                                                           -----------       -----------
              Allocated benefit obligation - end of year                   $    20,225       $    18,177
                                                                           ===========       ===========

                         OXYCHEM TRANSFERRED BUSINESSES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996


(9)      RETIREMENT PLANS AND POSTRETIREMENT BENEFITS - (continued)

     Postretirement benefits - (continued)

         The following table sets forth the funded status and amounts recognized in the OxyChem Transferred Businesses' combined balance sheets for the defined postretirement benefit plans at December 31 (in thousands):


                                                                            1998                      1997
                                                                            ----                      ----
         Funded status                                            $      (20,225)            $     (18,177)
         Unrecognized net gain                                            (1,502)                   (2,576)
                                                                  ---------------            -------------
         Net amount recognized                                    $      (21,727)            $     (20,753)
                                                                  ===============            =============

         Accrued benefit liability                                $      (21,727)            $     (20,753)
                                                                  --------------             -------------
         Net amount recognized                                    $      (21,727)            $     (20,753)
                                                                  ==============             =============

(10)     COMMITMENTS AND CONTINGENCIES -

         At December 31, 1998, future operating lease commitments for railcars with terms greater than one year are as follows (in thousands):

                 1999                                   $     8,065
                 2000                                         8,401
                 2001                                         7,905
                 2002                                         7,812
                 2003                                         6,027
                 Thereafter                                  90,028
                                                        -----------
                 Total minimum lease payments           $   128,238
                                                        ===========

         Rental expense for railcars was approximately $17 million for 1998, $15 million for 1997, and $16 million for 1996.

     Lawsuits -

         OxyChem has been named as defendant or as a potentially responsible party with regard to the OxyChem Transferred Businesses in a number of lawsuits, claims and proceedings, including governmental proceedings under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and corresponding state acts. OxyChem has accrued reserves with regard to the OxyChem Transferred Businesses at the most likely cost to be incurred, if any. In management's opinion, after taking into account reserves and indemnities, it is unlikely that any of the foregoing matters will have a material adverse effect upon the combined financial position or results of operations of the OxyChem Transferred Businesses.

                         OXYCHEM TRANSFERRED BUSINESSES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996


(10)     COMMITMENTS AND CONTINGENCIES - (continued)

     Other  -

         The OxyChem Transferred Businesses have entered into an agreement providing for the following minimum future payments to purchase brine, a raw material, as of December 31, 1998 (in thousands).

           1999                        $       850
           2000                                820
           2001                                790
           2002                                760
           2003                                730
           2003 through 2014                 5,726
                                       -----------
                                       $     9,676
                                       ===========

         Payments under this agreement were $880,000, $909,000 and $939,000 in 1998, 1997 and 1996, respectively.

         The OxyChem Transferred Businesses have certain other commitments to purchase electrical power, raw materials and other potential obligations, all in the ordinary course of business.


(11)     RELATED PARTY TRANSACTIONS -

         OPC utilizes a centralized cash management system for its operations, including the OxyChem Transferred Businesses. Cash distributed to or advanced from OPC has been reflected in invested capital in the accompanying Combined Balance Sheets. In addition, settlements of transactions with other OPC affiliates are recorded through invested capital.

         OPC provided certain corporate, general and administrative services to the OxyChem Transferred Businesses, including legal, financial, marketing, sales and customer service, technical, executive and other services. Charges for these services were allocated based on ratios in a reasonable and consistent manner and by the estimated costs of specific functions performed by OPC and affiliates for the OxyChem Transferred Businesses. OxyChem's management believes the allocations, which totaled $41.7 million in 1998, $41.9 million in 1997 and $41.6 million in 1996, are reasonable. Such amounts are included in selling, general and administrative and other operating expenses.

         The OxyChem Transferred Businesses were also allocated research and development costs by OxyChem, which are charged to operations as incurred. These charges, which are included in selling, general and administrative and other operating expenses in the accompanying Combined Statements of Operations and Invested Capital, were $2.6 million, $2.5 million and $1.6 million for 1998, 1997 and 1996, respectively.

         The OxyChem Transferred Businesses sell to other OxyChem facilities and affiliated businesses of OPC. These sales, reflected at market prices and included in the accompanying Combined Statements of Operations and Invested Capital, were approximately $49 million, $69 million and $68 million for 1998, 1997 and 1996, respectively.

                         OXYCHEM TRANSFERRED BUSINESSES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996



(11)     RELATED PARTY TRANSACTIONS - (continued)

         The OxyChem Transferred Businesses purchase VCM from OxyMar under the terms of a VCM purchase agreement between OxyChem and OxyMar that runs for the life of the OxyMar partnership. Purchases are at market prices and totaled approximately $96 million, $83 million and $69 million in 1998, 1997 and 1996, respectively. Accounts payable as of both December 31, 1998 and 1997 include approximately $8 million and $7 million, respectively, payable to OxyMar.

         The OxyChem Transferred Businesses purchase ethylene at market prices from an affiliate of OxyChem. These purchases totaled approximately $88 million in 1998, $136 million in 1997, and $99 million in 1996.

         See Note 3 regarding the transfer of receivables to an affiliate.


(12)     SUMMARIZED FINANCIAL INFORMATION  -

         The following is summarized financial information (in millions) for (1) the business to be contributed by Oxychem to the PVC Partnership and (2) the business to be contributed by OxyChem to the Compounding Partnership combined with the Pasadena Subject Business and the Burlington Plant which are to be acquired by Geon. As the Compounding Partnership, Pasadena Subject Business and the Burlington Plant will be controlled and consolidated by Geon, they have been combined in the presentation below. Net sales of resins by the PVC Partnership to the Compounding Partnership have been eliminated in combining the OxyChem Transferred Businesses.

                                                                                                       OxyChem
                                                        Compounding Partnership                       Transferred
                                              PVC           Pasadena and                             Businesses
                                        Partnership(1)      Burlington(2)       Eliminations          Combined
                                        --------------      -------------       ------------          --------
     December 31, 1998
         Current assets                   $      68           $      38                              $     106
         Current liabilities                    (74)                (15)                                   (89)
                                          ---------           ---------                              ---------
         Working capital                         (6)                 23                                     17
         Noncurrent assets                      626                  15                                    641
         Noncurrent liabilities                 (69)                (13)                                   (82)
                                          ---------           ---------                              ---------
         Invested capital                 $     551           $      25                              $     576
                                          =========           =========                              =========

     December 31, 1997
         Current assets                   $      73           $      33                              $     106
         Current liabilities                    (69)                (11)                                   (80)
                                          ---------           ---------                              ---------
         Working capital                          4                  22                                     26
         Noncurrent assets                      626                   2                                    628
         Noncurrent liabilities                 (41)                (14)                                   (55)
                                          ---------           ---------                              ---------
         Invested capital                 $     589           $      10                              $     599
                                          =========           =========                              =========

                         OXYCHEM TRANSFERRED BUSINESSES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996

(12)     SUMMARIZED FINANCIAL INFORMATION - (continued)

                                                                                                                OxyChem
                                                                Compounding Partnership                       Transferred
                                                   PVC               Pasadena and                             Businesses
                                             Partnership(1)          Burlington(2)       Eliminations          Combined
                                             --------------          -------------       ------------          --------
     For the year ended December 31, 1998
         Net sales                             $     726           $     167              $    (53)            $     840
         Operating income                             37                  11                                          48
         Net income                                   18                   6                                          24
         Loss from equity investment                 (35)                  -                                         (35)
         Depreciation and amortization                41                   2                                          43

     For the year ended December 31, 1997
         Net sales                             $     883           $     178              $    (67)            $     994
         Operating income (loss)                      98                  (29)                                        69
         Net income (loss)                            57                 (18)                                         39
         Loss from equity investment                 (22)                  -                                         (22)
         Depreciation and amortization                32                   2                                          34

     For the year ended December 31, 1996
         Net sales                             $     849           $     165              $    (57)             $     957
         Operating income                            139                   8                                          147
         Net income                                   83                   4                                           87
         Loss from equity investment                  (8)                  -                                           (8)
         Depreciation and amortization                28                   2                                           30

ITEM 7B.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF THE GEON COMPANY

The unaudited pro forma condensed consolidated financial statements of Geon reflect the formation of the Partnerships and Related Transactions as if they had been completed on December 31, 1998 for pro forma balance sheet data purposes and on January 1, 1998, for pro forma income statement data purposes. The Unaudited Pro Forma Condensed Consolidated Statement of Income includes amounts derived from the audited consolidated statement of income of Geon for the year ended December 31, 1998 and the audited combined statement of operations of the OxyChem Transferred Businesses for the year ended December 31, 1998. The Unaudited Pro Forma Condensed Consolidated Balance Sheet includes amounts derived from the audited consolidated balance sheet of Geon and the audited combined balance sheet of the OxyChem Transferred Businesses as of December 31, 1998. OxyChem's transfer of its PVC flexible film and specialty pellet compound businesses to Geon and OxyChem's business contributed to the Compounding Partnership are collectively referred to as the "Acquired Businesses" in the accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements.

For accounting purposes, Geon's interest in the PVC Partnership is reflected on the equity basis. Geon's majority ownership of the Compounding Partnership requires the assets and liabilities contributed by OxyChem to the Compounding Partnership to be valued at their estimated fair value in Geon's consolidated financial statements. OxyChem's transfer of its PVC flexible film and specialty pellet compound businesses to Geon requires the assets and liabilities transferred to be valued at their estimated fair value in Geon's consolidated financial statements. Certain pro forma adjustments result from a preliminary determination of purchase accounting adjustments and are based upon information provided by management of OxyChem and certain assumptions that management of Geon considers reasonable under the circumstances. Consequently, the amounts reflected in Geon's Unaudited Pro Forma Condensed Consolidated Financial Statements are subject to change.

The contributions by Geon to the PVC Partnership and the Compounding Partnership will trigger the recognition of an after-tax gain (estimated to be $53 million on a pro forma basis) in the second quarter of 1999. Such contributions include, for accounting purposes, a sale to OxyChem of 76% of Geon's PVC business contributed to the PVC Partnership and a sale to OxyChem of 10% of Geon's compounding business contributed to the Compounding Partnership. The resultant gain represents the excess of fair value (including the realization of a net $104 million in cash and working capital retention benefits from the PVC Partnership) over book value for the 76% and 10% of Geon's PVC and Compounding Contributed Businesses, respectively.

In the Unaudited Pro Forma Condensed Consolidated Financial Statements, the following components comprise the net cash and working capital retention benefits:

                                                                                    $ MILLIONS
                                                     ---------------------------------------------------------------------------
                                                       ESTIMATED AMOUNTS
                                                       PER THE DEFINITIVE
                                                         PROXY STATEMENT            REALLOCATION       REDUCTION        REVISED
   Working capital of Geon's PVC Contributed
      Business retained by Geon                          $      70                   $      (8)                        $    62
   Cash realized from the PVC Partnership to Geon
                                                                76                           8         $      (6)           78
   Purchase price paid by Geon to OxyChem for the
      PVC flexible film and specialty pellet
      compound businesses
                                                               (27)                                                        (27)
   Geon's share of the PVC Partnership's
      incremental financing                                     (9)                                                         (9)
                                                     ---------------------------------------------------------------------------
                                                         $     110                   $       0         $      (6)      $   104
                                                     ===========================================================================

The $6 million reduction in the net cash and working capital retention benefits result from the contribution of $4 million of additional debt and lease obligations plus $2 million which represents Geon's funding of a portion of the LaPorte plant maintenance shutdown scheduled for the second quarter of 1999 after formation of the PVC Partnership.

The Unaudited Pro Forma Condensed Consolidated Financial Statements of Geon and the accompanying notes should be read in conjunction with the audited consolidated financial statements of Geon as of and for the year ended December 31, 1998 and the audited combined financial statements of the OxyChem Transferred Businesses as of and for the year ended December 31, 1998 which are included herein.

The Unaudited Pro Forma Condensed Consolidated Financial Statements of Geon do not purport to be indicative of what Geon's financial condition or results of operations would have been had the formation of the Partnerships and Related Transactions in fact been consummated as of the assumed dates and for the periods presented, nor are they indicative of the results of operations or financial condition for any future period or date. The pro forma adjustments reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements to give effect to the formation of the Partnerships and Related Transactions, are based on available information and certain assumptions that Geon believes are reasonable in the circumstances.

                                The Geon Company

            Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                December 31, 1998
                                  (In millions)


                                                                                                      ACQUIRED
                                                                          INVESTMENT                  BUSINESS
                                                                            IN PVC                    PURCHASE
                                                              DEDUCT     PARTNERSHIP        ADD      ACCOUNTING
                                                             GEON PVC        AND         ACQUIRED     AND OTHER         PRO
                                               HISTORICAL    BUSINESS    ADJUSTMENTS    BUSINESSES   ADJUSTMENTS       FORMA
                                            ---------------------------------------------------------------------------------
                                                               (a)
ASSETS
Current assets:
   Cash and cash equivalents                  $  14.4       $   0.1                                                  $  14.3
   Accounts  receivable                          70.8          24.1      $ 24.1 (m)      $  0.3       $ 18.1 (e)        89.2
   Inventories                                  113.9          39.6         3.0 (m)        34.8          1.0 (e)       113.1
   Other current assets                          35.6           3.6                         2.2                         34.2
                                            -----------------------------------------------------------------------------------
Total current assets                            234.7          67.4        27.1            37.3         19.1           250.8
Property, plant and equipment (net)             443.5         222.1        (6.0)(b)        15.5          1.5 (e)       232.4
Other non-current assets:
   Investments, goodwill  and other assets      123.8           4.8                         0.2                        119.2
   Investment in PVC Partnership                                          202.9 (c)                                    202.9
                                            -----------------------------------------------------------------------------------
                                              $ 802.0       $ 294.3      $224.0          $ 53.0       $ 20.6         $ 805.3
                                            ===================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Short term debt including current          $  51.7       $   0.2      $(78.0)(i)                   $ 27.0 (f)     $   0.5
     maturities
   Accounts payable                             129.1          63.8                      $ 13.6                         78.9
   Accrued expenses                              76.0          17.4        18.0 (b)         1.4         (0.5)(k)        97.7
                                                                           15.7 (m)                      4.5 (e)
                                            -----------------------------------------------------------------------------------
Total current liabilities                       256.8          81.4       (44.3)           15.0         31.0           177.1
Non-current liabilities:
   Long-term debt                               135.4           9.6                                                    125.8
   Deferred income taxes                         32.8                      27.7 (d)                      6.2 (l)        66.7
   Other liabilities                            162.9           1.9         0.6 (m)        13.0         (5.0)(k)       164.9
                                                                           (4.7)(n)
   Minority interest                                                                                     3.6 (g)         3.6
                                            -----------------------------------------------------------------------------------
Total liabilities                               587.9          92.9       (20.7)           28.0         35.8           538.1
Total stockholders' equity                      214.1         201.4       244.7 (o)        25.0          9.8 (h)       267.2
                                                                                                       (25.0)(j)
                                            -----------------------------------------------------------------------------------
Total liabilities and stockholders' equity    $ 802.0       $ 294.3      $224.0          $ 53.0       $ 20.6         $ 805.3
                                            ===================================================================================

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a) Reflects the historical cost of the assets and liabilities of the Geon PVC Business. The Geon PVC Business refers to Geon's suspension and mass resin business including certain assets and liabilities, described in note (m) below, which will be retained by Geon.

(b) Reflects accrual of direct transaction costs related to the formation of the PVC Partnership to be borne by Geon and the write-off of non-contributed assets related to Geon's PVC business consisting of management information systems assets that will no longer be used upon formation of the PVC Partnership.

(c)    Geon's investment in the PVC Partnership is as follows:


Geon's proportionate share of the PVC Partnership fair value               $  232.9

Cash received                                                                  78.0
                                                                           --------
                                                                              310.9
Net book value of Geon's PVC Business' contributed net assets                (185.9)
                                                                           --------
                                                                              125.0
Ownership percentage sold to OxyChem                                             76%
                                                                           --------
Pre-tax gain before one time charges associated with formation of the PVC
   Partnership                                                                 95.0
Plus net book value, net of assets and liabilities retained by Geon, of
   Geon's PVC Business                                                        185.9

Less cash received                                                            (78.0)
                                                                           --------
Investment in PVC Partnership                                              $  202.9
                                                                           ========

(d) Represents the income tax effects, computed at an estimated effective tax rate of 39%, associated with the gain on the contribution of Geon's net assets to the PVC Partnership and the direct costs related to the formation of the PVC Partnership.

(e) Represents adjustments for the Acquired Businesses under the purchase method of accounting as follows:


TRADE RECEIVABLES (NET)
To reflect trade receivables of the Acquired Businesses which were sold under a receivable sales agreement.  The receivable sales agreement was terminated as it related to the Acquired Businesses as of the date of
acquisition.                                                                   $    18.1

INVENTORIES
To write-up the acquired inventories to fair value.                            $     1.0

PROPERTY, PLANT AND EQUIPMENT, NET
To write-up the acquired property, plant and equipment to fair value and to reflect the write-off of plant and equipment of Geon's Conroe, Texas,
facility.                                                                      $     1.5

ACCRUED EXPENSE AND OTHER LIABILITIES
To reflect accrual of costs primarily associated with the demolition of an idle facility of the Acquired Businesses and the closure of Geon's
Conroe, Texas facility.                                                        $     4.5

(f) Represents the amount payable to OxyChem to affect the acquisition of the PVC flexible film and specialty pellet compound businesses.

(g) Represents the minority interest liability related to OxyChem's 10% ownership interest in the Compounding Partnership.

(h) Represents the after-tax effects of the gain on the contribution of Geon's net assets to the Compounding Partnership.

(i) To reflect the reduction of debt resulting from the $78 million of cash received from the PVC Partnership.

(j) To eliminate the equity accounts of the Acquired Business under purchase method of accounting.

(k) To reflect certain obligations of OxyChem which will not be contributed to the Compounding Partnership or transferred to Geon.

(l) Represents the income tax effects, computed at an estimated effective tax rate of 39%, associated with the gain on the contribution of Geon's net assets to the Compounding Partnership and the purchase price adjustments relating to the Acquired Businesses. Such gain represents the difference between the fair value and historical net book value of 10% of Geon's compounding net assets contributed to the Compounding Partnership.

(m) Reflects the following items which were not contributed to the PVC Partnership and were retained by the Company: accounts receivable (net of receivables sold of $34.9 million at December 31, 1998), certain inventories, and accrued liabilities primarily consisting of sales taxes, environmental, and employee liabilities.

(n) To reflect the assumption by the PVC Partnership of the Geon corporate liability for post retirement health care for active employees transferring employment to the PVC Partnership.

(o) Geon's equity is estimated to increase $43.3 million as a result of the formation of the PVC Partnership. This increase represents the gain on Geon's disposition of 76% of its interest in its PVC Business.


Equity after Geon's investment in the PVC Partnership and
   adjustments                                                           $   244.7

Equity of the Geon PVC Business on a historical basis                       (201.4)
                                                                         ---------

Equity increase at formation                                             $    43.3
                                                                         =========

                                The Geon Company

         Unaudited Pro Forma Condensed Consolidated Statement of Income

                          Year Ended December 31, 1998
                                  (In millions)


                                                                                                          ACQUIRED
                                                                            INVESTMENT                    BUSINESS
                                                                             IN PVC                      PURCHASE
                                                               DEDUCT      PARTNERSHIP        ADD        ACCOUNTING
                                                              GEON PVC         AND         ACQUIRED      AND OTHER           PRO
                                               HISTORICAL     BUSINESS     ADJUSTMENTS    BUSINESSES     ADJUSTMENTS        FORMA
                                               -------------------------------------------------------------------------------------
 Sales                                         $ 1,284.4     $   577.7    $   131.7 (g)   $   167.4                     $ 1,005.8
 Cost of goods sold                              1,092.6         564.1        131.7 (g)       146.2      $    1.0 (k)       814.2
                                                                                8.6 (b)                      (1.8)(j)
 Depreciation and amortization                      57.9          27.5                          2.3           0.1 (c)        32.8
 Selling, general and administrative
   expenses                                         82.0          21.2          9.4 (b)         7.7                          77.9
Employee separation and plant phase out             14.6                                                                     14.6(h)
                                               -------------------------------------------------------------------------------------
Operating income (loss)                             37.3         (35.1)       (18.0)           11.2           0.7            66.3
Interest (expense)                                 (16.0)         (1.0)         5.1 (i)                      (1.8)(d)       (11.7)
Interest income                                      1.2                                                                      1.2
Other income (expense), net                         (2.6)          0.6                         (1.2)          1.2 (j)        (3.2)
Equity (loss) from equity affiliates                 3.7                       (5.4)(a)                                      (1.7)
Minority interest                                                                                            (1.3)(e)        (1.3)
                                               -------------------------------------------------------------------------------------
Income (loss) before provision for income
  taxes                                             23.6         (35.5)       (18.3)           10.0          (1.2)           49.6
(Expense) benefit for income taxes                  (9.8)         13.8          7.1 (f)        (4.2)          0.5           (20.2)
                                               =====================================================================================

Net income (loss)                              $    13.8     $   (21.7)   $   (11.2)      $     5.8     $    (0.7)      $    29.4
                                               =====================================================================================

Earnings per share of common share:
   Basic                                            0.60                                                                     1.28
   Diluted                                          0.58                                                                     1.25

Number of share used to compute earnings
   per share:
   Basic                                            22.9                                                                      22.9
   Diluted                                          23.6                                                                      23.6

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (IN MILLIONS):

(a) To reflect the sum of Geon's 24% share of the pro forma PVC Partnership loss for the period and the amortization of the difference between the carrying value of Geon's investment in and its underlying equity in the PVC Partnership. Geon's share of the loss from the PVC Partnership has also been adjusted by the amount of supplemental pension benefit costs associated with former Geon personnel who continue employment with the PVC Partnership. Such benefits will be paid by Geon.

     Such loss is computed as follows:

                                                                               YEAR ENDED
                                                                           DECEMBER 31, 1998
                                                                           -----------------
Pre-tax income (loss) contributed by:

   Geon PVC Business                                                           $    (35.5)

   OxyChem PVC Business                                                              31.1

Pro forma adjustments of the PVC Partnership                                        (19.1)
                                                                              -----------
                                                                                    (23.5)

Geon's ownership in the PVC Partnership                                                24%
                                                                              -----------
Geon's share of the PVC Partnership's losses                                         (5.6)
Amortization of the difference between Geon's investment in and
   underlying equity in the PVC Partnership                                           1.0
Supplemental Pension Benefit Costs                                                   (0.8)
                                                                              -----------
Geon's pro forma equity loss from the PVC Partnership                         $      (5.4)
                                                                              ===========

The PVC Partnership Pro Forma adjustments are comprised of the following items:

                                                                                     YEAR ENDED
                                                                                  DECEMBER 31, 1998
                                                                                  -----------------
Adjust PVC and VCM pricing to supply contracts (Represents adjustments to the historical PVC and VCM pricing of the Geon PVC Business and the OxyChem PVC
   Business to reflect the pricing terms of the PVC and VCM supply contracts between the PVC Partnership and the parent companies)
                                                                                    $     (6.1)

Incremental Depreciation (Represents incremental depreciation on the write-up to fair value of Geon's PVC assets contributed to the
   PVC Partnership.)                                                                      (9.0)

Interest on PVC Partnership debt (Represents the PVC Partnership's interest expense relating to the $104 million to be paid to Geon or to finance initial working capital requirements)
                                                                                          (4.0)
                                                                                    ----------
                                                                                    $    (19.1)
                                                                                    ==========

(b) Represents overhead and selling, general and administrative costs historically allocated to the Geon PVC Business that will not be transferred to the PVC Partnership.

(c) Represents incremental depreciation expense due to the write-up of property of the Acquired Businesses to fair value under the purchase method of accounting.

(d) Includes incremental interest expense based on the $27 million payable to OxyChem for the acquisition of the Acquired Businesses at an estimated borrowing rate of 6.5%.

(e) Represents the minority interest related to OxyChem's 10% interest in the Compounding Partnership.

(f) To record the tax effect of the pro forma adjustments using an estimated income tax rate of 39%.

(g) To adjust for the historical elimination in consolidation of revenue and cost of sales related to the sale of PVC and VCM from the Geon PVC Business to the other businesses of Geon.

(h) Reflects a pre-tax employee separation and plant phase out charge of $14.6 million related to the Company's consolidation of its compounding operations.

(i) Reflects the reduction in interest expense associated with the $78 million reduction in debt at an estimated short-term borrowing rate of 6.5%.

(j) Reflects the reversal of costs associated with obligations and assets of the Acquired Businesses which were not transferred to Geon and adjusts PVC resin costs to the PVC Partnership's PVC supply contract with OxyChem as follows:

                                                                                   YEAR ENDED
                                                                               DECEMBER 31, 1998
                                                                               -----------------
Adjust PVC resin costs to the supply contract (represents an adjustment to OxyChem's historical transfer prices to reflect the pricing terms of its PVC supply contract with the PVC
   Partnership) (classified as cost of goods sold)                                 $      1.8

Reverse OxyChem's allocation of the discount from the sale of receivables pursuant to a receivables sales agreement, which were terminated and total trade receivables from customers transferred to the Compounding Partnership and Geon (classified as other expense)
                                                                                          1.2
                                                                                   ----------
                                                                                   $      3.0
                                                                                   ==========

(k) Represents the incremental costs of sales due to the write-up of acquired inventory to fair value under the purchase method of accounting.

The Unaudited Pro Forma Consolidated Statement of Income does not reflect the following:

(i) The one time estimated after tax gain of $53 million resulting from Geon's contributions to the PVC Partnership and the Compounding Partnership, which for accounting purposes are treated as a sale to OxyChem of 76% of Geon's PVC Businesses contributed to the PVC Partnership and a sale to OxyChem of 10% of Geon's Compounding Business contributed to the Compounding Partnership. The resultant gain represents the excess of fair value (including cash received of $78 million) over the book value of the 76% and 10% of Geon's PVC and Compounding Contributed Businesses, respectively.

Such gain is net of certain one-time costs directly related to the formation of the PVC Partnership and Compounding Partnership as follows:

  COSTS ATTRIBUTED TO THE FORMATION                    COSTS ATTRIBUTED TO THE FORMATION
       OF THE PVC PARTNERSHIP                           OF THE COMPOUNDING PARTNERSHIP
  ---------------------------------                    ---------------------------------
One-time benefit payment to be made
   to Geon employees that will                       Conroe, Texas, powder plant closures
   become employees of the PVC
   Partnership                           $  (4.0)      Asset write-off                        $  (2.5)
                                                       Employee separation                       (1.5)
                                                                                              -------
Transaction costs (legal, accounting)       (9.0)                                             $  (4.0)
                                                                                              =======

Personnel costs (consisting
   primarily of pension and
   post-retirement benefit                  (5.0)
   curtailment losses)

Write-off of capitalized software
   cost specifically related to the
   management information systems of
   Geon's PVC Business                      (6.0)
                                         -------
                                         $ (24.0)
                                         =======


(ii) The synergies and the cost of such synergies expected to be realized by Geon as a result of the formation of the Partnerships and Related Transactions. Geon expects its share of the synergies and the cost of such synergies resulting from the PVC Partnership to approximate $20 million and $4 million, respectively, and the synergies and related costs of the synergies related to the Compounding Partnership to approximate $7 million and $3 million, respectively. The synergies are expected to be fully realized in 2001, and the costs of such synergies are expected to be incurred in 1999 and 2000. Such synergies, as they relate to the PVC Partnership, are expected to be realized from cost reductions resulting from production, logistics, and distribution efficiencies; the consolidation of production facilities, reductions in executive management positions and related compensation and benefits; elimination of duplicate overhead, staffing and information systems costs; the consolidation of research and development facilities, as well as, legal, environmental, health and safety and risk management services; and reductions in the cost of property and liability insurance coverage. The synergies related to the Compounding Partnership are expected to be realized through the reduction of excess production capacity, the benefits resulting from the volume purchasing of materials, and the reduction of selling, general and administrative costs.

(iii) The charges and expected cost savings associated with the completion of Geon's consolidation of its compounding operations.

In the first quarter of 1999, the Company will recognize costs totaling $1.7 million relating to the completion of the compound consolidation plan previously announced in

November 1998. Such costs consist of $0.6 million of accelerated depreciation on software assets to be taken out of service in the second quarter of 1999, asset write-offs of $0.4 million, legal and professional fees of $0.5 million and employee separation costs of $0.2 million.

The Company anticipates incurring, in the second quarter of 1999 and upon formation of the powder compound partnership, estimated costs totaling $6.0 million relating to the completion of the compound consolidation plan.

The amounts expected to be incurred are as follows:

       accelerated depreciation of $0.6 million and disposition costs of $1.4 million which will be expensed as incurred, and (b) costs associated with exiting Geon's Conroe, Texas, powder compounding facility, which will be closed subject to the consummation of the Joint Venture Transactions, totaling $4.0 million. The costs of closing the Conroe, Texas, facility primarily represent non-cash write-offs of fixed assets with a net book value of $2.0 million and other assets with a carrying value of $.5 million, and cash employee separation costs of approximately $1.5 million relating to the termination of 70 individuals. These terminations are expected to be completed in the third quarter of 1999.

These costs are in addition to the $14.6 million recorded in the fourth quarter 1998 related to the consolidation of the compounding operations.

The consolidation is projected to produce total cost savings of $6 million in 1999 and $14 million annually thereafter.